Sub-Item 77Q1: Exhibits

(e) Copies of any new or amended Registrant investment advisory contracts

Amendment to Management Agreement effective as of February 10,
2017, by and between Bridgeway Funds, Inc., on behalf of the Small-Cap Momentum Fund, and Bridgeway Capital Management, Inc., is filed herewith as Exhibit 77Q1(e)(i).

Amendment to Management Agreement effective as of February 10,
2017, by and between Bridgeway Funds, Inc., on behalf of the Omni Small-Cap Value Fund, and Bridgeway Capital Management,
Inc., is filed herewith as Exhibit 77Q1(e)(ii).

Amendment to Management Agreement effective as of February 10, 2017, by and between Bridgeway Funds, Inc., on behalf of the Omni Tax-Managed Small-Cap Value Fund, and Bridgeway Capital Management, Inc., is filed herewith as Exhibit 77Q1(e)(iii).